Exhibit 10.5

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between NATALIE BAUM (hereinafter referred to as "EMPLOYEE") and AB Capital, LLC, a Delaware limited liability company, or its assignee (hereinafter referred to as "EMPLOYER") as of the Closing Date (as defined in the Asset Purchase and Sale Agreement (the "Asset Purchase Agreement"), dated January 15, 1999, between Greater Dubuque Riverboat Entertainment Company, LC and the Company).

      WHEREAS, EMPLOYER agrees to employ EMPLOYEE as its Chief Financial Officer and Controller and EMPLOYEE agrees to accept such employment and serve as the Chief Financial Officer and Controller.

      NOW, THEREFORE, in consideration of the promises made in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agrees as follows:

      1. TERM OF AGREEMENT. The term of the Agreement shall be from the Closing Date (as defined in the Asset Purchase Agreement) through and including the second anniversary thereof (the "Initial Term"). This Agreement shall automatically renew and continue for successive one-year terms commencing at the end of the Initial Term and every year thereafter, unless either party gives the other party written notice of the party's intention not to renew this Agreement for a further one-year term at least ninety (90) days prior to the expiration of any one-year term, unless terminated by agreement of the parties or pursuant to
Section 2 of this Agreement (the Initial Term, together with any subsequent renewal period, hereinafter referred to as the "Term").

      2. TERMINATION. This Agreement may be terminated at any time before any expiration date by the agreement of the parties, and may be terminated by EMPLOYEE upon ninety (90) days advance written notice to the Chief Operating Officer. In addition, this Agreement may be terminated by the EMPLOYER immediately upon the occurrence of any of the following events (a) EMPLOYEE'S death, (b) EMPLOYEE becoming physically or mentally disabled (a "Disability"), which Disability renders EMPLOYEE unable to perform, as certified by a mutually agreeable competent medical physician, a substantial portion of EMPLOYEE'S duties hereunder, (c) EMPLOYEE'S commission of an act of embezzlement, fraud, misappropriation against the Company, (d) EMPLOYEE'S conviction of, or entry of a plea of guilty or nolo contendere or its equivalent of, a felony, (e) EMPLOYEE'S continued neglect or failure to discharge EMPLOYEE'S duties or responsibilities or the repeated taking of any action prohibited by EMPLOYEE'S immediate supervisor, the managing member or the board of managers of the Company, (f) EMPLOYEE'S engagement of conduct injurious to the Company or having an adverse effect on the Company's reputation or business operations, which threatens or is likely to threaten the licensed status of the EMPLOYEE or the EMPLOYER, (g) the revocation, suspension for more than thirty (30) days, or voluntary


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relinquishment of any gaming license necessary for the performance of EMPLOYEE'S duties hereunder, or (h) EMPLOYEE'S breach or violation of any material term or material provision of this Agreement; provided, however, that, in the case of clauses (e), (f), (g) and (h) of this Section 2, EMPLOYEE shall be entitled to thirty (30) days notice of termination, during which thirty (30) day period EMPLOYEE shall have the right to remedy any such breach or default.

      3. DUTIES. EMPLOYEE shall carry out the duties and responsibilities generally as identified as the Comptroller or Chief Financial Officer of the Company, consistent with the terms of the Position Description appended to the Agreement as Exhibit A and which may be amended from time to time, consistent with the above-defined general responsibilities by the EMPLOYER'S Chief Operating Officer or Board of Directors Managing Member.

      4. COMPENSATION AND BENEFITS.

            a. EMPLOYEE shall be paid by EMPLOYER (i) as compensation for her services for the 1999 calendar year the base annual salary of Eighty-Two Thousand Five Hundred Dollars ($82,500) and (ii) as a bonus, upon execution of this Agreement by EMPLOYEE, the amount of Twenty-Five Thousand Dollars ($25,000). EMPLOYEE'S base annual salary shall be reviewed on an annual basis and adjusted upward annually by not less than five percent (5%) of the prior year's compensation. In addition to the base salary, upon completion of each year of service with the EMPLOYER, EMPLOYEE shall be entitled to receive a cash bonus payable by the EMPLOYER based on EMPLOYEE'S performance during the previous employment year, which shall be not less than Twenty Thousand Dollars ($20,000.00). If this Agreement is terminated prior to completion of any term, EMPLOYEE shall be eligible for a prorated bonus at termination.

            b. To the extent not inconsistent with EMPLOYEE'S status as a salaried employee under a continuing contract, EMPLOYEE shall be entitled to all benefits accorded full time employees of EMPLOYER in accordance with the terms of the EMPLOYER'S personnel policies.

      5. SALE OF EMPLOYER'S BUSINESS. In the event the controlling interest in the EMPLOYER or the EMPLOYER'S assets and operations are transferred or sold to an unrelated entity at any time during any term of this Agreement, EMPLOYEE shall receive at the time of such sale as severance pay an amount equal to twelve (12) months' base salary.

      6. INDEMNIFICATION. EMPLOYER shall indemnify, defend and hold and save EMPLOYEE, her heirs, administrators or executors and each of them harmless from any and all actions and causes of action, claims, demand, liabilities, losses, damages or expenses, of whatsoever kind and nature, including judgments, interest and reasonable attorney's fees and all other reasonable costs, expenses and charges which EMPLOYEE, her heirs, administrators or executors and each of them shall or may at any time or from time to time, subsequent to the effective date of this Agreement, sustain or incur, or become subject to by reason of any claim or claims against EMPLOYEE, her heirs, administrators or executors and


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each of them while acting within the scope of her employment, except for negligence, misconduct or criminal acts or omissions on the part of the EMPLOYEE, and provided that EMPLOYEE, her heirs, administrators or executors or one of them properly and promptly notifies EMPLOYER of adverse claims or threatened or actual lawsuits. EMPLOYEE, her heirs, administrators or executors as appropriate, shall provide complete cooperation to EMPLOYER, its attorneys and agents in such case to the extent possible.

      7. NON-COMPETITION AGREEMENT.

            a. Both parties acknowledge that the EMPLOYEE'S position is one of considerable responsibility and requires considerable training, relationships and contacts with customers, clients and potential customers and clients, and experience that it will take a substantial amount of EMPLOYER'S time to replace an employee who has received such training, relationships, contacts and experience as are typically afforded by EMPLOYER; and

            b. As a condition of employment and continued employment of EMPLOYEE by EMPLOYER, the parties mutually agree that confidentiality of proprietary matters is required in connection with the business of EMPLOYER and in connection with the operations and the names of EMPLOYER'S customers and clients, and that accordingly, it is vital that EMPLOYER be protected from direct or indirect competition from key employees whose employment might be terminated by or from EMPLOYER, said protection required during employment and for a reasonable period of time after termination thereof.

            c. It is hereby agreed by and between the parties that, as a part of the valuable consideration of the employment and continued employment of EMPLOYEE by EMPLOYER:

            (1) That EMPLOYEE shall treat and keep secret all proprietary matters relating directly or indirectly to the business of EMPLOYER, including but not limited to, the content of all manuals, memoranda, production, marketing, promotional and training materials, financial statements, sales and operations records, business methods, systems and forms, production records, billing rates, cost rates, employee salaries and work histories, customer and client lists, mailing lists, processes, inventions, formulas, job production and cost records, special terms with customers and clients or any other proprietary information relative to the past, present or prospective customers and operations as completely confidential information entrusted to her solely for use in her capacity as an employee of EMPLOYER. EMPLOYEE further agrees not to keep and/or use any papers, records, or any information whatsoever relative to any of the matters referred to in the preceding sentence, nor shall EMPLOYEE furnish, make available or otherwise divulge such information to any person during or after her employment by


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                  EMPLOYER, unless specifically instructed to do so in writing signed by the Chief Operating Officer or Managing Member of EMPLOYER.

            (2) That if for any reason EMPLOYEE shall voluntarily or involuntarily terminate her employment or EMPLOYER shall terminate EMPLOYEE, it is specifically agreed and understood that EMPLOYEE, for a period of one (1) year from the date of termination, shall not, within a radius of fifty (50) miles of Dubuque, Iowa (the "Territory"), directly or indirectly engage in, be interested in, or in any manner whatsoever be connected with any casino located within the Territory.

            (3) That if for any reason EMPLOYEE shall voluntarily or involuntarily terminate her employment or EMPLOYER shall terminate EMPLOYEE, it is specifically agreed and understood that EMPLOYEE, for a period of one (1) year from the date of termination, shall not, directly or indirectly, in any capacity whatsoever, hire or solicit for employment any employee of EMPLOYER.

      8. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement contains the entire agreement of the parties and here are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreement between the parties. Notwithstanding Section 5 of this Agreement, this Agreement shall inure to the benefit of EMPLOYER'S successors and assigns.

      9. AMENDMENTS. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

      10. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

      11. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

      12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Iowa.

      13. REPRESENTATION. The undersigned persons executing this Agreement for and on behalf of EMPLOYER as its sole Managing Member represent that he is fully authorized to sign this Agreement for and on behalf of EMPLOYER, and that EMPLOYEE may rely upon this representation.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

EMPLOYER:                                 EMPLOYEE:

AB CAPITAL, LLC

By /s/ M. Brent Stevens                   /s/ Natalie Baum
   ---------------------------------      --------------------------------------
   M. Brent Stevens, Managing Member      Natalie Baum



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